SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                      American Bancorp of New Jersey, Inc.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)



       New Jersey                                   55-0897507
-----------------------                         ------------------
(State of Incorporation                         (IRS Employer
    or Organization)                            Identification No.)


365 Broad Street, Bloomfield, New Jersey                07003
----------------------------------------             ----------
(Address of Principal Executive Offices)             (Zip Code)

If this form relates to the registration of a class of          If this form relates to the registration of a class of
securities pursuant to Section 12(b) of the                     securities pursuant to Section 12(g) of the
Exchange Act and is effective pursuant to                       Exchange Act and is effective pursuant to
General Instruction A.(c), please check the                     General Instruction A.(d), please check the
following box |_|                                               following box |X|

Securities Act registration statement file number to which this form relates: 333-125957


Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                   Name of Each Exchange on Which
         To be so Registered                   Each Class is to be Registered
         -------------------                   --------------------------------

                 None                                      N/A

Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $0.10 per share
                     ---------------------------------------
                                (Title of class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT
                 ----------------------------------------------

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     Information set forth under the captions "Description of Capital Stock" and "Restrictions on Acquisition of American Bancorp of New Jersey, Inc." contained in a prospectus filed on August 4, 2005 as part of the Registrant's Registration Statement on Form S-1 (File No. 333-125957) is incorporated by reference into this registration statement.

ITEM 2. EXHIBITS

3(i)  Certificate of Incorporation of American Bancorp of New Jersey, Inc.*

3(ii) Bylaws of American Bancorp of New Jersey, Inc.*

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*    Incorporated by reference to the identically numbered exhibits filed in the
     Registrant's Registration Statement on Form S-1 (File No. 333-125957).

                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       AMERICAN BANCORP OF NEW JERSEY, INC.


Date: August 16, 2005                  By: /s/Fred G. Kowal
                                           -------------------------------------
                                           Fred G. Kowal
                                           President and Chief Operating Officer